UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             Assured Guaranty Ltd.
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             (Exact name of registrant as specified in its charter)



            Bermuda                                     98-0429991
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(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)



              Assured Guaranty Ltd. Employee Stock Purchase Plan
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                            (Full title of the plan)


                                 James Michener
                             Assured Guaranty Ltd.
                           c/o CT Corporation System
                         111 Eighth Avenue, 13th Floor
                            New York, New York 10011
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                    (Name and address of agent for service)


                                 (441) 296-4004
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         (Telephone number, including area code, of agent for service)


                                    copy to:
                                Laura D. Richman
                          Mayer, Brown, Rowe & Maw LLP
                             190 S. LaSalle Street
                            Chicago, Illinois 60603




                              CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------
                                      Proposed maximum
Title of securities    Amount to     offering price per    Proposed maximum       Amount of
 to be registered    be registered        share(1)         aggregate price    registration fee
----------------------------------------------------------------------------------------------

Common Shares
$.01 par value         100,000            $18.425             $1,842,500            $217

----------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h)
and 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Shares reported on the New York Stock Exchange Composite Tape on
January 24, 2005.



                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

        (a) Registrants prospectus filed on April 23, 2004 pursuant to Rule 424(b)(1) of the Act (File No. 333-111491), which contains audited financial statements for the Registrants latest fiscal year for which such statements have been filed.

        (b) Description of Common Shares included in the Registration Statement on Form 8-A dated April 15, 2004 filed under Section 12 of the Exchange Act.

        (c)   Form 10-Q for the quarter ended March 31, 2004.

        (d)   Form 10-Q for the quarter ended June 30, 2004.

        (e)   Form 10-Q for the quarter ended September 30, 2004.

        (f)   Form 8-K filed December 17, 2004.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Bye-law 30 of the Registrant's Bye-Laws provides, among other things, that the directors, secretary, other officers (such term to include for purposes of Bye-laws 30 and 31 any person appointed to any committee by the board of directors and any person who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and the resident representative for the time being acting in relation to any of the affairs of the Registrant and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Registrant and every one of them, and their heirs, executors and administrators: (i) shall be indemnified and secured harmless out of the assets of the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that, this indemnity shall not extend to any matter in respect of fraud or dishonesty; (ii) shall not be liable for the acts, receipts, neglects or defaults of any other director or officer or other person, or for any loss or expense incurred by the Registrant through the insufficiency or deficiency of title to any property acquired by the board of directors for or on behalf of the Registrant, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Registrant is invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects is deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of the duties of his or her office, or in relation thereto, unless the same happens through fraud or dishonesty on his or her part; and (iii) shall be indemnified out of the assets of the Registrant against all liabilities, losses, costs and expenses which he or she or any of his or her heirs, executors or administrators, incur or may incur or sustain, by or by reason of any act, by such person, or other person or a collective of persons (including without limitation the board of directors) or by the Registrant, done, concurred in or omitted in or about the execution of his, her or their duty, or supposed duty, or in his, her or their respective offices or trusts, in defending or appearing or giving evidence in any proceedings (such term to include, for the purposes of Bye-law 30, threatened proceedings, investigations and enquiries, whether by a regulatory authority, prosecutions authority or otherwise), whether civil or criminal, including where allegations of fraud and dishonesty are made against such director or other person, and, the Registrant shall pay to or on behalf of such director or other person any and all funds associated in defending or appearing or giving evidence in such proceedings (including without limitation independent representation and counseling by an attorney or other professional selected by such director or other person concerned) as and when such liabilities, losses, costs and expenses are incurred, provided that in the event of a finding of fraud or dishonesty (such fraud or dishonesty having been established in a final judgment or decree not subject to appeal), such director or other person shall reimburse to the Registrant all funds paid by the Registrant in respect of liabilities, losses, costs and expenses of defending such proceedings. The provisions of Bye- law 30 (and Bye-law 31) shall apply to, and for the benefit of, any person acting as (or with the reasonable belief that he or she will be appointed or elected as) a director, secretary, other officer, the resident representative, or liquidator or trustee in the reasonable belief that he or she has been so appointed or elected notwithstanding any defect in such appointment or election and to any person who is no longer, but at one time was, a director, secretary, other officer, resident representative or liquidator or trustee of the Registrant.

        Bye-law 31 of the Registrant's Bye-Laws provides that the Registrant and each shareholder agree to waive any claim or right of action it might have, whether individually or by or in the right of the Registrant, against any director, secretary, other officer, resident representative or liquidator or trustee of the Registrant on account of any action taken by such director or other such person, or the failure of such director or other such person to take any action in the performance of his or her duties with or for the Registrant, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or other such person.

        The Bermuda Companies Act 1981, as amended (the "Companies Act"), provides that a Bermuda company may indemnify its directors and officers in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company's bye-laws or in a contract or arrangement between the company and the director or officers, indemnifying such director or officers against any liability which would attach to him in respect of his fraud or dishonesty will be void. The Registrant has purchased directors and officers liability insurance policies. Such insurance would be available to the Registrant's directors and officers in accordance with its terms. In addition, certain directors may be covered by directors and officers liability insurance policies purchased by their respective employers.

        The Registrant has entered into a certain underwriting agreement (included as Exhibit 1.1 in the registration statement on Form S-1 (File No. 333-111491) of the Registrant) which provides that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of the Registrant against certain liabilities under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        4.1 Certificate of Incorporation and Memorandum of Association of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-111491), as amended)

        4.2 Bye-laws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-111491), as amended)

        4.3 Specimen Common Share Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-111491), as amended)

        5.1 Opinion of Conyers Dill & Pearman as to the legality of the Common Shares

        23.1  Consent of PricewaterhouseCoopers LLP

        23.2  Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

        24.1  Powers of Attorney (included in signature pages)

        99.1  Form F-N

Item 9. Undertakings.

A. Rule 415 Offering.

        The undersigned registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Filings Incorporating Subsequent Exchange Act Documents by Reference.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Indemnification of Directors and Officers.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Each person whose signature appears below constitutes and appoints Dominic Frederico, Robert B. Mills and James M. Michener and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, full to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on January 5, 2005.

                                      Assured Guaranty Ltd.

                                      By: /s/ James M. Michener
                                         -------------------------------
                                           James M. Michener
                                      Its: General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




     Signature                     Title                                   Date
     ---------                     -----                                   ----

/s/ Donald Kramer         Chairman; Director                         December 22, 2004
---------------------
Donald Kramer


/s/ Dominic Frederico     President and Chief Executive Officer;     December 22, 2004
----------------------    Deputy Chairman
Dominic Frederico


/s/ Robert B. Mills       Chief Financial Officer                    December 22, 2004
----------------------
Robert B. Mills


/s/ Neil Baron            Director                                   December 23, 2004
----------------------
Neil Baron


/s/ G. Lawrence Buhl      Director                                   December 23, 2004
----------------------
G. Lawrence Buhl





                                       S-5




     Signature                        Title                                  Date
     ---------                        -----                                  ----


/s/ Stephen Cozen      Director                                        December 24, 2004
---------------------
Stephen A. Cozen


/s/ John G. Heimann    Director                                        January 5, 2005
---------------------
John G. Heimann


/s/ Patrick Kenny      Director                                        December 28, 2004
---------------------
Patrick W. Kenny


/s/ Walter Scott       Director                                        December 31, 2004
---------------------
Walter A. Scott


/s/ Dominic Frederico  Authorized Representative in the United States  December 22, 2004
---------------------
Dominic Frederico



                                  EXHIBIT INDEX

Exhibit
Number       Description of Document
-------      -----------------------

4.1          Certificate of Incorporation and Memorandum of
             Association of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant's
             Registration Statement on Form S-1 (File No.
             333-111491), as amended)

4.2 Bye-laws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant's
             Registration Statement on Form S-1 (File No.
             333-111491), as amended)

4.3          Specimen Common Share Certificate
             (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form
             S-1 (File No. 333-111491), as amended)

5.1          Opinion of Conyers Dill & Pearman as to the              Furnished
             legality of the Common Shares                            herewith

23.1         Consent of PricewaterhouseCoopers LLP                    Furnished
                                                                      herewith
23.2         Consent of Conyers Dill & Pearman
             (included in Exhibit 5.1)

24.1         Powers of Attorney (included in signature pages)

99.1         Form F-N                                                 Furnished
                                                                      herewith